EXHIBIT 99.1

BioCryst Announces Preliminary Full Year 2022 ORLADEYO® (berotralstat) Net Revenue and Provides Full Year 2023 ORLADEYO Net Revenue Guidance

—ORLADEYO preliminary 2022 full year net revenue of $251.6 million (+105 percent y-o-y)—

—ORLADEYO net revenue expected to be no less than $320 million in 2023—

—Company expects ORLADEYO peak sales of $1 billion—

RESEARCH TRIANGLE PARK, N.C., Jan. 09, 2023 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced preliminary, unaudited ORLADEYO® (berotralstat) net revenue for the fourth quarter and full year 2022 and provided guidance for full year 2023 ORLADEYO net revenue and expected peak ORLADEYO sales.

“In our second year on the market we more than doubled our first year ORLADEYO sales and are more than a quarter of the way towards $1 billion in peak sales. This continues to be an exceptional launch of an oral rare disease drug and we expect this success to continue creating real value for patients and for shareholders this year and for many years to come,” said Jon Stonehouse, president and chief executive officer of BioCryst.

Preliminary, unaudited ORLADEYO net revenue in the fourth quarter of 2022 was $70.7 million (+53 percent y-o-y). Preliminary, unaudited ORLADEYO net revenue for full year 2022 was $251.6 million (+105 percent y-o-y).

Fourth Quarter and Full Year 2022 ORLADEYO Revenue Dynamics
“The number of patients on therapy at the end of 2022 was in-line with our expectations as patients continued to switch to ORLADEYO in the fourth quarter. Revenue in the quarter lagged our expectations slightly as we saw fewer paid product shipments based on seasonal factors and lower conversion from free to paid product than expected. We see continued growth in 2023 in the U.S. and around the world as we advance toward $1 billion in peak ORLADEYO sales,” said Charlie Gayer, chief commercial officer of BioCryst.

2023 Financial Outlook
The company expects full year 2023 global net ORLADEYO revenue to be no less than $320 million. As in 2022, due to the seasonal impact of managed care reauthorizations in the first quarter of the year, the company expects revenue in the first quarter of 2023 to be similar to revenue in the fourth quarter of 2022.

Presentation Tomorrow at 41st Annual J.P. Morgan Healthcare Conference
On Tuesday, January 10, 2023 at 6:00 p.m. ET, the company will present at the 41st Annual J.P. Morgan Healthcare Conference in San Francisco. Links to a live audio webcast and replay of the presentation may be accessed in the Investors section of BioCryst’s website at https://www.biocryst.com/.

About BioCryst Pharmaceuticals
BioCryst Pharmaceuticals discovers novel, oral, small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. Oral, once-daily ORLADEYO® (berotralstat) is approved in the United States and many global markets. BioCryst has active programs to develop oral medicines for multiple targets across the complement system, including BCX10013, an oral Factor D inhibitor in clinical development. RAPIVAB® (peramivir injection) is approved in the U.S. and multiple global markets, with post-marketing commitments ongoing. For more information, please visit the company’s website at www.biocryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding preliminary, unaudited net revenue results and future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any preliminary, unaudited net revenue results and future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: BioCryst’s completion of its customary closing, review and audit procedures for the fourth quarter and full year 2022, which may cause actual net revenue results for these periods to differ materially from the preliminary, unaudited revenue results; the ongoing COVID-19 pandemic, which could create challenges in all aspects of BioCryst’s business, including without limitation delays, stoppages, difficulties and increased expenses with respect to BioCryst’s and its partners’ development, regulatory processes and supply chains, negatively impact BioCryst’s ability to access the capital or credit markets to finance its operations, or have the effect of heightening many of the risks described below or in the documents BioCryst files periodically with the Securities and Exchange Commission; BioCryst’s ability to successfully implement its commercialization plans for, and to commercialize, ORLADEYO, which could take longer or be more expensive than planned; the results of BioCryst’s partnerships with third parties may not meet BioCryst’s current expectations; risks related to government actions, including that decisions and other actions, including as they relate to pricing, may not be taken when expected or at all, or that the outcomes of such decisions and other actions may not be in line with BioCryst’s current expectations; the commercial viability of ORLADEYO, including its ability to achieve market acceptance; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; BioCryst’s ability to successfully manage its growth and compete effectively; risks related to the international expansion of BioCryst’s business; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management's expected ranges. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

Investor Contact:
John Bluth
+1 919 859 7910
jbluth@biocryst.com

Media Contact:
Catherine Collier Kyroulis
+1 917 886 5586
ckyroulis@biocryst.com